Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42074) pertaining to the Salary
Reduction Plan for Hourly Employees of IMC Global Operations, Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico of our report dated May 7, 1999, with respect to the financial statements of the Salary Reduction Plan for Hourly
Employees of IMC Global Operations, Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                             /s/ Ernst & Young LLP
Chicago, Illinois                            Ernst & Young LLP
June 26, 2000